FOR IMMEDIATE RELEASE
Contact:
Amy Conti
Vice President, Investor Relations
973-461-5914
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
BISYS® COMPLETES RESTATEMENT
FILES 2005 Form 10-K
SETS JUNE 13, 2006 FOR DELAYED 2005 ANNUAL MEETING OF STOCKHOLDERS
ROSELAND, N.J. (April 26, 2006) — The BISYS Group, Inc. (NYSE: BSG), a leading provider of outsourcing solutions for the financial services sector, today announced that it has completed the restatement of its consolidated financial statements and filed its Annual Report on Form 10-K for fiscal year 2005 with the Securities and Exchange Commission (SEC). The adjustments that were reflected in the restatement reduced consolidated stockholders’ equity as of December 31, 2004 by 8.2%, which is in line with our previous estimate of between 8% and 8.5%.
As the Form 10-K has now been filed, BISYS is able to move forward with its delayed 2005 Annual Meeting of Stockholders, now scheduled for June 13, 2006, at a time and place to be announced in the Company’s notice and proxy statement. Stockholders of record at the close of business on May 4, 2006 (the record date established by the Company), will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company estimates that it will begin to mail proxy materials for the 2005 Annual Meeting on or about May 10, 2006.
With the restatement process concluded, the Company and its external auditors will now focus on completing the remaining delayed SEC filings that were dependent upon the completion of the restatement. The Company is in the process of preparing its Quarterly Report on Form 10-Q for the third quarter ended March 31, 2005 and anticipates filing this report shortly. The Company is also commencing preparation of its Quarterly Reports on Form 10-Q for the first, second and third quarters of fiscal 2006 and expects these reports to be filed by the end of June 2006. The Company will continue to refrain from the consideration of any share repurchase activity until it is current with its SEC filings. The Company plans to hold a business update call to discuss recent performance in May.

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“We are pleased to have the restatement process behind us and are eager to focus our full attention on growing our business and creating value for our stockholders. We want to extend thanks to the many BISYS employees who worked diligently to bring this process to a close,” stated Russ Fradin, BISYS’ president and chief executive officer.
The details for the adjustments associated with the restatement are provided and discussed in the Company’s 2005 Annual Report on Form 10-K, which can be accessed via the Investor Relations link on the Company’s website at www.bisys.com.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms and insurance companies to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. Additional information is available at www.bisys.com.
Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the ongoing government investigations and litigations involving the company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
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